Exhibit 10.2

Loan No. 5000005272

PROMISSORY NOTE

Date: April 14, 2022

1.	AGREEMENT TO PAY. For value received, CHARLOTTE 3 PARK MHP LLC, a North Carolina limited liability company (“Borrower”), whose address is 136 Main Street, Pineville, NC 28134, hereby, promises to pay to the order of TOWNEBANK, a Virginia bank, its successors and assigns (the “Lender”), whose address is 6337 Morrison Boulevard, Charlotte, NC 28211, the principal sum of the lesser of (a) the aggregate principal amount of $3,158,400.00, (b) 75% of the appraised value of the Collateral (as defined below) or (c) 75% of the Lender approved costs to finance the Properties in accordance with the terms of the Loan Agreement and other Loan Documents (as defined in Section 4 below) (the “Loan”), on or before the Maturity Date (as defined in Section 3.1 below), together with interest on the principal amount thereof outstanding from time to time at the rate or rates described below, and any and all other amounts which may be due and payable under this Promissory Note (this “Note”) or under any of the Loan Documents (as hereinafter defined) from time to time. This Note is made pursuant to the terms and conditions set forth in that certain Loan Agreement dated as of even date herewith, by and among Borrower, Guarantor, and Lender (the “Loan Agreement”). All capitalized terms used and not expressly defined herein shall have the meanings given to such terms in the Loan Agreement.

2.	INTEREST RATE.

2.1 Interest Prior to Default. Interest shall be charged on the outstanding principal balance from the date advanced until the full amount of principal due hereunder has been paid at a fixed rate of 4.25% (the “Interest Rate”), calculated on the actual number of days elapsed on the daily outstanding balance of the Loan on a 360-day basis.

2.2 Interest After Default. From and after the Maturity Date (as defined in Section 3.1(b) below), or upon the occurrence and during the continuance of an Event of Default (as defined in Section 5 below), interest shall accrue on the unpaid principal balance during any such period at an annual rate (the “Default Rate”) equal to 5.00% plus the Interest Rate; provided, however, in no event shall the Default Rate exceed the maximum rate permitted by law. The interest accruing under this Section 2.2 shall be immediately due and payable by Borrower to the holder of this Note upon demand and shall be additional indebtedness evidenced by this Note.

3	PAYMENT TERMS; MATURITY DATE.

3.1 Principal and Interest. Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows without offset (each such date when a payment is due and payable, a “Payment Date”):

(a) Commencing on May 1, 2022, and continuing on the same day of each calendar month thereafter until and including October 1, 2023, Borrower shall make interest-only payments to Lender.

(b) Commencing on November 1, 2023, and continuing on the same day of each calendar month thereafter until the Maturity Date, Borrower shall make equal monthly payments of fixed principal and interest to Lender in an amount based on a 240-month amortization schedule.

(c) On October 1, 2028 (the “Maturity Date”), one final payment of the entire balance of principal, accrued and unpaid interest, fees, premiums, charges and costs and expenses then outstanding on this Note shall be due and payable in full, subject to earlier prepayment as provided in Section 3.4(b) hereof or as otherwise provided herein or in any other Loan Document.

3.2 Method of Payments. Borrower shall make each payment under this Note on the date when due in lawful money of the United States to Lender in immediately available funds. All monthly payments made by Borrower with respect to the Loan shall be paid to Lender at the Lender’s principal office in Charlotte, North Carolina, or such other place as Lender or the holder hereof may designate in writing from time to time. The monthly principal and interest payments due hereunder shall be charged or credited to this account on each Payment Date or the first Business Day after such Payment Date if the Payment Date falls on other than a Business Day (and such extension of time shall be included in computing the interest then due and payable). Any other deposits or payments Borrower is required to make to Lender or otherwise under the terms of the Loan Documents shall be made by the same payment method and on the same date as the installments of principal and interest due under this Note.

3.3 Late Charge. In the event that any installment of principal or interest required to be made by Borrower under this Note shall not be received by Lender within ten days after a Payment Date, Borrower shall pay to Lender, on demand, a late charge of 4% of such delinquent payment; provided, however, that no late charge may be assessed at the Maturity Date. The foregoing right is in addition to, and not in limitation of, any other rights which Lender may have upon Borrower’s failure to make timely payment of any amount due hereunder. Borrower agrees that the damages to be sustained by the holder hereof for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the late charge of 4% due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.

3.4 Principal Prepayments for Loan.

(a) Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest as shown on the most recent statement or bill provided to Borrower (if no statement or bill has been provided for any reason, it shall be applied to the unpaid interest accrued since the last payment); then to principal; then to any escrow or reserve account payments as required under any mortgage, deed of trust, or other security instrument or security agreement securing this Note; then to any late charges; and then to any unpaid collection costs.

(b) In the event this Note is prepaid in full prior to the Maturity Date, Borrower shall also pay to the Lender on the date of such prepayment, a prepayment penalty equal to: (a) 2% of the outstanding principal balance if made on or prior to the first anniversary of the Closing Date, or (b) 1% of the outstanding principal balance if made after the first anniversary of the Closing Date and prior to the sixth anniversary of the Closing Date. Notwithstanding the foregoing, Borrower shall be permitted to make partial prepayments at any time without penalty.

4.	SECURITY. This Note is secured by, among other things, those certain Deeds of Trust, Assignments of Rents and Leases, Security Agreements and Fixture Filings (the “Deeds of Trust”), that certain Mortgage (the “Mortgage”), the Assignments of Leases and Rents, the Environmental Indemnity Agreement, and the Guaranty, and may now or hereafter be secured by other mortgages, guaranties, deeds of trust, assignments, security agreements, or other instruments of pledge or hypothecation (together with any and all other document now or hereafter given to evidence or secure payment of this Note, as such documents may hereafter be amended, restated or replaced from time to time, are hereinafter collectively referred to as the “Loan Documents”).

5.	EVENTS OF DEFAULT. The occurrence of one or more of the events described in the Loan Agreement as an “Event of Default” shall constitute an “Event of Default” under this Note.

6.	REMEDIES. At the election of the holder hereof, and without notice, the principal balance remaining unpaid under this Note, and all unpaid interest accrued thereon and any other amounts due hereunder, shall be and become immediately due and payable in full upon the occurrence of any Event of Default. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default. No holder hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The rights, remedies and powers of the holder hereof, as provided in this Note and in all of the other Loan Documents are cumulative and concurrent, and may be pursued singly, successively, or together against Borrower, Guarantor hereof, the Properties and Improvements and any other security given at any time to secure the repayment hereof, all at the sole discretion of the holder hereof. If any suit or action is instituted or attorneys are employed to collect this Note or any part hereof, Borrower promises and agrees to pay all costs of collection, including reasonable attorneys’ fees and court costs.

7.	COVENANTS AND WAIVERS; EXPENSES. Borrower and all others who now or may at any time become liable for all or any part of the obligations evidenced hereby, expressly agree hereby to be jointly and severally bound, and jointly and severally: (a) waive and renounce any and all homestead, redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof; (b) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (c) except as expressly provided in the Loan Documents, waive any and all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder; (d) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (e) agree that the liability of Borrower shall be unconditional and without regard to the liability of any other Person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Lender to any of them with respect hereto; (f) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any Person liable for the payment hereof; and consent to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such makers, endorsers, guarantors or other obligors, or security shall not affect the liability of Borrower, any Guarantor, and all others now liable for all or any part of the obligations evidenced hereby. This provision is a material inducement for Lender making the Loan to Borrower. Borrower agrees to indemnify Lender against and hold Lender harmless from and pay all costs and expenses of collection, including court costs and reasonable attorneys’ fees (prior to trial, at trial and on appeal) incurred in collecting the indebtedness evidenced hereby, or in exercising or defending, or obtaining the right to exercise the rights of Lender hereunder, under the Loan Agreement or under any Loan Document, whether suit be brought or not, and in foreclosure, in bankruptcy, insolvency, arrangement, reorganization and other debtor-relief proceedings, in probate, in other court proceedings, or otherwise, and all costs and expenses incurred by Lender in protecting or preserving the Properties, Improvements and interests which are subject to the Deeds of Trust, the Mortgage, and/or the other security.

8.	GENERAL AGREEMENTS.

8.1 Business Purpose Loan. The Loan is a business loan. Borrower agrees that the Loan evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., §1601, et seq.

8.2 Governing Law. This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of North Carolina, without regard to its conflict of laws provisions.

8.3 Amendments. This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

8.4 No Joint Venture. Lender shall not be construed for any purpose to be a partner, joint venturer, agent or associate of Borrower or of any lessee, operator, concessionaire or licensee of Borrower in the conduct of their business, and by the execution of this Note, Borrower agrees to indemnify, defend, and hold Lender harmless from and against any and all damages, costs, expenses and liability that may be incurred by Lender as a result of a claim that Lender is such partner, joint venturer, agent or associate.

8.5 Joint and Several Obligations. If this Note is executed by more than one party, the obligations and liabilities of Borrower under this Note shall be joint and several and shall be binding upon and enforceable against Borrower and their respective successors and assigns. This Note shall inure to the benefit of and may be enforced by Lender and its successors and assigns.

8.6 Severable Loan Provisions. If any provision of this Note is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Borrower and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Note and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

8.7 Interest Limitation. If the interest provisions herein or in any of the Loan Documents shall result, at any time during the Loan, in an effective rate of interest which, for any month, exceeds the limit of usury or other laws applicable to the Loan, all sums in excess of those lawfully collectible as interest of the period in question shall, without further agreement or notice between or by any party hereto, be applied upon principal immediately upon receipt of such monies by Lender, with the same force and effect as though the payer has specifically designated such extra sums to be so applied to principal and Lender had agreed to accept such extra payment(s) as a premium-free prepayment. Notwithstanding the foregoing, however, Lender may at any time and from time to time elect by notice in writing to Borrower to reduce or limit the collection to such sums which, when added to the said first-stated interest, shall not result in any payments toward principal in accordance with the requirements of the preceding sentence. In no event shall any agreed to or actual exaction as consideration for this Loan transcend the limits imposed or provided by the law applicable to this Loan or the parties hereof in the jurisdiction in which the Property and Improvements are located for the use or detention of money or for forbearance in seeking its collection.

8.8 Assignability. Upon ten days prior written notice to Borrower, Lender may at any time assign its rights in this Note and the Loan Documents, or any part thereof and transfer its rights in any or all of the Collateral, and Lender thereafter shall be relieved from all liability with respect to such Collateral. In addition, Lender may at any time sell one or more participations in this Note. Borrower may not assign its interest in this Note, or any other agreement with Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of Lender.

8.9 Attorney’s Fees. Notwithstanding anything to the contrary contained in this Note or any other Loan Documents, or the language of N.C.G.S. Sec. 6-212, “legal fees,” “legal expenses,” “attorneys’ fees,” “reasonable attorney fees” and similar expressions used in this Note and the other Loan Documents shall mean the amount actually charged by the attorneys (based on time actually spent and customary hourly rates) retained by Lender in exercising its rights under this Note and the other Loan Documents.

8.10 Headings. Captions and headings in this Note are for convenience only and shall be disregarded in construing it.

9.	NOTICES. All notices required under this Note will be in writing and will be transmitted in the manner and to the addresses required by the Loan Agreement, or to such other addresses as Lender or Borrower may specify from time to time in writing.

10.	CROSS-COLLATERALIZATION. Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Collateral and in reliance upon the aggregate of the Collateral taken together being of greater value as Collateral security than the sum of security taken separately. Borrower agrees that each of the Loan Documents are and will be cross Collateralized and cross defaulted with each other so that an Event of Default under any of Loan Documents shall constitute an Event of Default under each of the other Loan Documents and such cross Collateralization shall in no event be deemed to constitute a fraudulent conveyance and Borrower waives any claims related thereto.

11.	JURISDICTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER AGREE THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR BORROWER, ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENTS OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. LENDER AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

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IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first set forth above.

BORROWER:

CHARLOTTE 3 PARK MHP LLC,
a North Carolina limited liability company

By:	Manufactured Housing Properties, Inc.
Its:	Sole Member

By:	/s/ Michael Z. Anise
Michael Z. Anise, President